Exhibit 10.21

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION

RESEARCH COLLABORATION AGREEMENT

This Research Collaboration Agreement (this “Agreement”), effective as of February 3, 2021 (the “Effective Date”), is entered into by and between Cornell University, for and on behalf of its Joan & Sanford I. Weill Medical College, a New York education corporation with offices at 1300 York Avenue, New York, NY 10065 (“WCM”), and LEXEO Therapeutics, Inc., a Delaware corporation, having an office at 430 East 29th Street, 14th Floor, New York, NY 10016 (“Company”). WCM and Company each may be referred to herein as a “Party” and together as the “Parties.”

WHEREAS, WCM and Company entered into a First License Agreement and a Second License Agreement, each effective as of May 27, 2020 (the “License Agreements”);

WHEREAS, Company committed to fund scientific research at WCM to investigate further and potentially enhance the intellectual property licensed to Company pursuant to the License Agreements;

WHEREAS, WCM and Company each now desires to conduct the scientific research described in Exhibit A hereto; and

WHEREAS, WCM and Company believe that collaborating with each other to conduct such research will be of mutual benefit, will further the instructional and research objectives of WCM, and will foster the development of scientific knowledge;

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein and intending to be legally bound hereby, WCM and Company agree as follows:

1. Definitions.

In addition to the terms defined elsewhere in this Agreement, whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1, whether used in the singular or the plural, shall have the meanings specified below.

1.1. “Affiliate” shall mean with respect to Company or the Special Purpose Entity, any corporation or other person or business in which Company or the Special Purpose Entity owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock, units of membership, or other voting rights entitled to elect directors or officers, or in which Company or the Special Purpose Entity is owned or controlled directly or indirectly by any corporation or other person or business or group of persons which owns at least fifty percent (50%) of the outstanding stock, units of membership, or other voting rights entitled to elect directors or officers; but in any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then an “Affiliate” includes any company in which Company or the Special Purpose Entity owns or controls or is owned or controlled by, directly or indirectly, the maximum percentage of outstanding stock, units of membership, or voting rights permitted by local law. Notwithstanding the foregoing, [***].

1.2. “Budget” means the budget for the Research Plan, the initial version of which is attached hereto as Exhibit B, as amended in writing from time to time by the Parties.

1.3. “Company Invention” shall mean any Invention for which each inventor is a member of the Company Team.

1.4. “Company Patent Rights” shall mean Patent Rights that Cover any Company Invention.

1.5. “Company Principal Investigator” shall mean [***], or such other principal investigator who may replace such individual pursuant to Section 2.2.

1.6. “Company Results” shall mean all Results generated solely by the Company Team.

1.7. “Company Team” shall mean the Company Principal Investigator and those employees, technicians, scientists, contractors, agents, representatives and/or other individuals working on behalf of Company under his or her direction on the Research.

1.8. “Confidential Information” shall mean all confidential or proprietary information that is marked as confidential (or, if disclosed orally or in intangible form, that is summarized in a writing that is marked as confidential and delivered to the recipient within [***] after disclosure) and that is disclosed for the purpose of this Agreement (a) by or on behalf of WCM (including by any member of the WCM Team) to Company hereunder or (b) by or on behalf of Company (including by any member of the Company Team) to the WCM Principal Investigator hereunder or, in the case of reports delivered pursuant to Sections 4.2, 5.3 and 7.3, to WCM’s BioPharma Alliances and Research Collaborations office or the Cornell Center for Technology Licensing (“CTL”). However, the failure of the discloser to identify information that should reasonably be expected to be considered confidential as confidential or proprietary or to provide a written summary does not relieve the recipient of its obligations of confidentiality under this Agreement. Notwithstanding the above, Confidential Information shall not include information to the extent that it: (i) was known to the recipient at the time it was disclosed, other than by previous disclosure by or on behalf of the discloser, as evidenced by written records at the time of disclosure; (ii) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this Agreement; (iii) is lawfully and in good faith made available to the recipient by a third party who is not subject to obligations of confidentiality to the discloser with respect to such information; or (iv) is independently developed by the recipient without the use of or reference to Confidential Information, as demonstrated by documentary evidence.

1.9. “Covered”, with reference to any WCM Patent Rights or Joint Patent Rights, shall mean that the making, using, selling, offering for sale or importing of a composition of matter or other material or the practicing of a claimed method would infringe a Valid Claim (or, if such Valid Claim has not issued, if such Valid Claim were to issue), within such patent right in the country in which such activity occurs.

1.10. “Derived IP” shall mean any data, information, inventions, or Materials generated, conceived and/or reduced to practice by Company (alone or together with others, including members of the WCM Team) through or as a result of the practice or use of any Confidential Information of WCM, WCM Patent Rights, WCM Results, or Materials provided by WCM.

1.11. “Derived Product” shall mean any pharmaceutical or biologic product for the diagnosis, treatment or prevention of disease or other condition in humans or animals that (a) is Covered by any WCM Patent Rights and/or Joint Patent Rights and/or (b) was discovered, characterized, optimized or developed, in whole or in part at any stage of development, through the use of Derived IP.

1.12. “Field” shall mean all human and non-human diagnostic, prophylactic and thereapeutic uses of Derived Products.

1.13. “Improvement” shall mean any WCM Invention, Joint Invention, WCM Results or Joint Results that is either an improvement to, or is dominated by, the Patent Rights (as such term is defined in Section 1.32 of the License Agreements) or the Nonexclusive Patent Rights (as such term is defined in Section 1.28 of the License Agreements) or is specifically designed to be used with a Licensed Product (as such term is defined in Section 1.20 of the License Agreements) such as pre-clinical data or results and manufacturing know-how.

1.14. “IND” shall mean any Investigational New Drug application, filed with the United States Food and Drug Administration pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any supplements or amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the United States (such as a Clinical Trial Application in the countries that are officially recognized as member states of the European Union).

1.15. “Invention” shall mean any patentable invention that is conceived or, to the extent that any applicable intellectual property rights have not been committed to third parties, reduced to practice by the WCM Team and/or the Company Team resulting from the performance of the Research during the Term.

1.16. “Joint Invention” shall mean any Invention for which one or more inventors are members of the Company Team and one or more inventors are members of the WCM Team.

1.17. “Joint Patent Rights” shall mean any Patent Rights that Cover any Joint Invention.

1.18. “Joint Results” shall mean all Results generated by one or more members of the Company Team and one or more members of the WCM Team.

1.19. “Materials” shall mean any biological, chemical or other tangible materials, including transgenic animals, cell lines, plasmids, vectors, DNA, RNA, proteins, including antibodies, peptides, and biological and chemical reagents.

1.20. “Patent Rights” shall mean all rights in, to and under any issued patent or patent application, whether domestic or foreign, or any equivalent thereof, including direct and indirect divisions, substitutions, continuations, continuations-in-part (but only to extent the claims thereof are enabled by disclosure of the parent application) and continued prosecution applications (and their relevant international equivalents).

1.21. “Principal Investigators” shall mean the Company Principal Investigator and the WCM Principal Investigator.

1.22. “Research” shall mean the research actually conducted during the Term by the Company Team and/or the WCM Team under the terms of this Agreement in accordance with the Research Plan.

1.23. “Research Commitment” shall mean Company’s obligations under Section 3.4 of each of the License Agreements to fund scientific research in the laboratory of the Cornell Inventors (as defined in the License Agreement) at WCM to investigate further and potentially enhance the intellectual property licensed to Company pursuant to the License Agreements, all pursuant to this Agreement and one or more other RCAs (as defined in the License Agreements), for an aggregate funding amount of at least Three Million Dollars ($3,000,000) for each rolling three (3) calendar year period [***], provided that in no single calendar year of such rolling three (3) calendar year period will the aggregate funding amount [***] be less than One Million Dollars ($1,000,000).

1.24. “Research Plan” shall mean the research plan, the initial version of which is attached hereto as Exhibit A, which sets forth the research to be performed by the Company Team and the WCM Team under the direction of their respective Principal Investigators during the Term. The Research Plan may be supplemented and/or amended from time to time upon the execution of a revised Exhibit A, signed by both Parties. Such revised Exhibit shall be subject to all the terms and conditions of this Agreement, and the Term shall be extended accordingly.

1.25. “Results” shall mean all data, materials, compositions, methods, processes, analyses, formulae, results, reports and information generated from the conduct of the Research, including Materials but excluding Inventions.

1.26. “Special Purpose Entity” shall have the meaning ascribed to such term in Section 1.39 of the License Agreements.

1.27. “Valid Claim” shall mean, with respect to a particular country: (a) any claim of an issued and unexpired patent in such country that (i) has not been held permanently revoked, unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country; or (b) a claim of a pending patent application where such claim has been pending for a period of up to [***] from the first substantive office action considering the patentability of such claim by the applicable patent office in such country.

1.28. “WCM Invention” shall mean any Invention for which each inventor is a member of the WCM Team.

1.29. “WCM Patent Rights” shall mean any Patent Rights that Cover any WCM Invention.

1.30. “WCM Principal Investigator” shall mean [***], or such other principal investigator who may replace such individual in accordance with Section 2.2.

1.31. “WCM Results” shall mean Results generated solely by the WCM Team.

1.32. “WCM Team” shall mean the WCM Principal Investigator and those faculty members, research fellows, students, technicians, scientists and/or other individuals working on behalf of WCM under his or her direction on the Research.

2. Research.

2.1. Conduct of Research. The Parties shall use good faith efforts to conduct the Research in accordance with the Research Plan, the Budget and this Agreement; provided, however, that neither Party makes any warranties or representations regarding completion of the Research or the achievement of any particular results.

2.2. Principal Investigators. The Research to be conducted by WCM will be directed and supervised by the WCM Principal Investigator, who shall have primary responsibility for the performance of such Research. The Research to be conducted by Company will be directed and supervised by the Company Principal Investigator, who shall have primary responsibility for the conduct of such Research. The Principal Investigators shall maintain regular contact with each other, at least quarterly, and shall facilitate the coordination of the Parties’ activities under the Research Plan. Company may replace the named Company Principal Investigator upon prior written notice to WCM. If the WCM Principal Investigator ceases to supervise the part of the Research to be conducted by WCM for any reason, WCM will notify Company promptly and may endeavor to find a substitute scientist at WCM acceptable to Company. If WCM declines or is unable to find a substitute acceptable to Company within [***] after the WCM Principal Investigator ceases to supervise the Research to be conducted by WCM, Company may terminate this Agreement immediately upon written notice to WCM.

2.3. Transfers of Materials. Either Party may elect to deliver any Material to the other Party solely for the purpose of use in the performance of the Research or testing the Materials to confirm the Results, or for any other purpose that is agreed upon by both Parties.

(a) Disclosure. Company will promptly disclose to the WCM Investigators any Results arising from the Research using any Materials supplied by WCM. The WCM Team has the right to use such Results solely for the purpose of the Research and to publish such Results, subject to the terms and conditions of Article 9.

(b) Compliance. Each Party shall use, and shall cause any members of WCM Team or Company Team, as the case may be, to use the other Party’s Materials in compliance with all applicable legal requirements, and in no event shall either Party or any members of WCM Team or Company Team, as the case may be: (i) use such Materials for any other purposes; (ii) sell, transfer, disclose, or otherwise provide such Materials to a third party, without the prior express written consent of such other Party; (iii) produce, or not attempt to produce, any modification or derivatives, in whole or in part, of such Materials for the purpose outside of the scope of the Research; (iv) analyze or reverse engineer such Materials for the purpose outside of the scope of the Research; or (v) use such Materials for testing in or treatment of humans or administer to human subjects. Either Party shall store, control and manage the Materials delivered by the other Party in a safe and appropriate place complying with a duty of good care.

(c) Disposal. Upon expiration or early termination of the Research, each Party shall (i) return any remaining quantities of the other Party’s Materials to such other Party or (ii) otherwise dispose of such Materials as directed by such other Party in writing and in such case provide the other Party with a certificate of destruction duly signed by such Party.

(d) Risk. Each Party acknowledges that the Materials of the other Party may have biological and/or chemical properties which are unpredictable and unknown at the time of transfer and that such Materials are to be used with caution and prudence.

3. Costs and Expenses.

3.1. Payments. With respect to the Research, Company shall pay WCM in accordance with the Budget. Payments will be made in [***], with the first payment due within [***] following the Effective Date. All payments due under this Agreement will be paid in United States dollars and will be without deduction or withholding of any kind. WCM shall use the amounts paid by Company under this Agreement only for the Research. WCM acknowledges that Company’s payments to WCM pursuant to this Section 3.1 will be credited against Company’s payment obligations to WCM under the Research Commitment.

3.2. Budget. WCM shall not be obligated to incur costs or expend funds to conduct the Research in excess of the total amount paid by Company under this Agreement.

3.3. Invoices. WCM will provide Company with a fixed-price invoice prior to each scheduled payment; provided, however, that WCM’s failure to do so will not relieve Company from its obligation to make the corresponding payment, but instead will entitle Company to delay the due date of such payment until the date that is [***] after the date of WCM’s invoice.

3.4. Method of Payment. All payments to be made by Company to WCM hereunder shall be by wire transfer to the relevant bank account detailed below or such other bank account as WCM may designate in writing from time to time during the Term:

Account Name: [***]

Bank: [***]: [***]

Bank Address: [***]

Account #: [***]

ABA Routing #: [***]

Swift Code: [***]

4. Records and Reports.

4.1. Records. Each Party shall maintain, or cause to be maintained by its personnel, records of activities under the Research Plan in sufficient detail and in good scientific manner appropriate for scientific, patent and regulatory purposes, which shall properly reflect all Research conducted in accordance with the Research Plan consistent with its internal procedures and policies.

4.2. Reports and Use. In addition to any Invention notices required by Section 5.3, each Party shall provide the other with a written report summarizing its Results, no less frequently than [***]. After each such exchange of reports, the Parties shall meet either in person or by teleconference to review the Results. Within [***] after the earlier of the completion of the Research or the termination of this Agreement, each Party will provide the other Party with a final, comprehensive written report summarizing its Results. Subject to Articles 8 and 9 of this Agreement, each Party shall have the right to use the other Party’s Results for purposes of conducting the Research only during the Term.

4.3. Confidentiality. Subject to the exceptions set forth in Section 1.8 (i) – (iv), and in accordance with Article 8: (a) each Party shall treat as Confidential Information of the other Party the contents of any report provided to it under Section 4.2 that discloses Results generated solely by the other Party; and (b) each Party shall treat as Confidential Information of the Parties jointly the contents of any report provided to it under Section 4.2 that discloses Results generated jointly by the Parties until publication of such Joint Results in accordance with Article 9 (except that patent filings in accordance with Article 7 shall be permitted).

5. Inventions.

5.1. Inventorship. Inventorship of each Invention shall be determined in accordance with United States patent law.

5.2. Ownership. The entire right, title and interest in and to all Company Results, Company Inventions and Company Patent Rights shall be owned solely by Company. The entire right, title and interest in and to all WCM Results, WCM Inventions and WCM Patent Rights shall be owned solely by WCM. The entire right, title and interest in and to all Joint Results, Joint Inventions and Joint Patent Rights shall be owned jointly by Company and WCM. Subject to Section 6.1, Company and WCM, each shall have the full right to grant licenses under its interest in Joint Patent Rights without any obligation to seek the consent of the other or to account for any profits made as a result of any such license.

5.3. Notification. WCM shall notify Company, promptly and in writing, of any Invention with respect to which WCM’s BioPharma Alliances and Research Collaborations office and/or CTL has received a written invention disclosure form and (in the case of WCM Inventions and Joint Inventions) filed a patent application; provided, however, that WCM may elect to notify Company prior to filing. Company shall notify WCM, promptly and in writing, of any Invention of which Company becomes aware and (in the case of Company Inventions) for which Company has filed a patent application; provided, however, that Company may elect to notify WCM prior to filing. Subject to the exceptions set forth in Section 1.8 (i) – (iv) and in accordance with Article 8: (a) each Party shall treat as Confidential Information of the other Party the contents of any notice provided to it under this Section 5.3 that discloses an Invention owned solely by the other Party; and (b) each Party shall treat as Confidential Information of the Parties jointly the contents of any notice provided to it under this Section 5.3 that discloses a Joint Invention until publication of such Joint Invention in accordance with Article 9 (except that patent filings in accordance with Article 7 shall be permitted).

5.4. Research Licenses. Subject to Company’s obligations under Articles 8 and 9, WCM hereby grants Company a royalty-free, fully-paid up, non-exclusive, non-sublicensable license, under any WCM Inventions, WCM Patent Rights and WCM Results, to make and use any Derived Products, during the Term and for purposes of conducting the Research only. Company hereby grants WCM a royalty-free, fully-paid up, non-exclusive, non-sublicensable license, under any Company Inventions, Company Patent Rights and Company Results, to make and use any Derived Products, during the Term and for purposes of conducting the Research only.

5.5. No License or Grant of Rights. Except as expressly provided in Section 5.4 and Article 6, nothing in this Agreement shall be construed to confer any ownership interest, license, option or other rights upon a Party by implication, estoppel or otherwise as to any technology, intellectual property rights, products or biological materials of the other Party or any other entity.

5.6. Joint Inventions. Subject to and without limiting the other terms and conditions of this Agreement (including Article 6 and the Company’s options to license exclusively Joint Inventions under Sections 6.1 and 6.2), each co-owner of a particular Joint Invention shall have the right to use and practice under such Joint Invention in any country (including the right to grant licenses to third parties), without requiring the consent of the other co-owner of such Joint Invention, and without compensation, liability or other obligation (including without limitation, any consent or accounting obligations otherwise applicable) to the other co-owner of such Joint Invention.

6. Options.

6.1. Improvements Grant. For so long as Company, together with the Special Entity and Affiliates, is, and has been at all times from the effective date of the License Agreements, in compliance (other than with respect to any good faith disputes by the Parties) with Company’s payment obligations to WCM under the Research Commitment until the time an Improvement is disclosed to CTL, then with respect to each such Improvement:

(a) One or both of the License Agreements shall be amended, as appropriate, to include license grants to such Improvement pursuant to Section 2.1 of the License Agreements, upon: (i) the election of Company or the Special Purpose Entity, by written notice to CTL within [***] of Company’s receipt of the disclosure of such Improvement by CTL under Section 5.3; and (ii) Company’s or the Special Purpose Entity’s payment, during such [***] period, of the relevant amendment fee of [***] for each Improvement that is a patentable invention (or patent rights), and [***] for each Improvement that is know-how or materials (but in no event [***]; provided, however, that the payments required by this Section 6.1, other than those with respect to any new IND, shall not exceed [***] per Portfolio (as such term is defined in Section 1.35 of the License Agreements); and provided further that, notwithstanding anything to the contrary, no payments shall be required for any Improvement that constitutes [***] and the licenses granted to Company under Section 2.1 of the License Agreements hereby are and shall be deemed to be amended to include all such Improvements that constitute [***] that shall arise from time to time (such amendments, the “[***] Amendments”). With respect to each such amendment of the License Agreements, Company shall reimburse Cornell for all past and future Patent Costs (as such term is defined in Section 1.31 of the License Agreements) with respect to the Improvement in accordance with Section 3.2 of the License Agreements. The Parties understand and agree to negotiate in good faith and promptly enter into any written amendments to the License Agreements (other than the [***] Amendments) as contemplated by this Section 6.1(a).

6.2. Additional Grant. With respect to each WCM Invention and Joint Invention and related Joint Results for which either Section 6.1 does not apply or Company or the Special Purpose Entity has not made an election to amend the License Agreements pursuant to Section 6.1, WCM hereby grants to Company the first option (each, an “Option”) to negotiate in good faith with WCM for a royalty-bearing, worldwide license, under WCM Patent Rights, WCM Results and WCM’s interest in Joint Patent Rights, to develop, make, have made, use, offer for sale, sell, have sold, and import Derived Products in the Field on terms that are commercially reasonable for academia to industry licenses; provided, however, that the license will be exclusive (or non-exclusive at Company’s discretion) with respect to WCM Patent Rights and Joint Patent Rights and will be non-exclusive with respect to WCM Results; and provided, further, that no such license will include any grant of exclusive rights that would be inconsistent with the National Institutes of Health’s Principles and Guidelines for Recipients of NIH Research Grants and Contracts on Obtaining and Disseminating Biomedical Research Resources, as published at 64 Fed. Reg. 72090 and as may be amended from time to time.

6.3. Activation and Patent Costs. If Company would like to activate an Option for an Invention, Company must provide WCM with written notice of such decision within [***] after disclosure of the relevant Invention under Section 5.3 or the relevant WCM Results, as applicable (the “Option Activation Period”). If Company activates an Option during the relevant Option Activation Period, Company shall reimburse WCM for all documented, out-of-pocket costs relating to the preparation, filing, prosecution and maintenance of the relevant WCM Patent Rights and Joint Patent Rights incurred by WCM prior to activation of the Option, as well as those incurred during the Option Exercise Period and Negotiation Period (each as defined below). WCM shall submit periodic invoices for such patent expenses, and Company shall make payment within [***] after the date of each such invoice.

6.4. Exercise. If Company elects to exercise an Option for an Invention that Company has activated under Section 6.3, Company must provide WCM with written notice of such decision within [***] after expiration or termination of the Option Activation Period (the “Option Exercise Period”). If Company exercises an Option within the Option Exercise Period, Company and WCM, for a period of [***] after such exercise, shall negotiate in good faith to execute a license agreement (the “Negotiation Period”); provided, however, that the Negotiation Period may be extended by mutual written agreement of the Parties.

6.5. General License Terms. Each license agreement resulting from the exercise of an Option pursuant to Section 6.4 shall include, among other things: (a) in the case of an exclusive license, terms consistent with the provisions of 35 USC §§ 200-212 and 37 CFR § 401 et seq., and a reservation of the rights of WCM and other not-for-profit research organizations to practice the subject matter of the licensed WCM Patent Rights, Joint Patent Rights, WCM Results and Joint Results for research, teaching and other educational purposes only; (b) indemnity, insurance, limitations on liability, patent cost reimbursement and other provisions customary to patent and technology licenses normally granted by WCM; (c) commercially reasonable due diligence obligations for the development and commercialization of products or processes covered by the relevant WCM Patent Rights and/or Joint Patent Rights; (d) [***] that are commercially reasonable for licenses from an academic institution to a biotechnology or drug discovery company at a similar stage of development as Company; and (e) the obligation of Company to [***].

6.6. Expiration of Improvements Option. With respect to each Improvement, if Company: (a) does not make its election under Section 6.1(a)(i) during such [***] period to amend the License Agreements; or (b) fails to pay WCM any applicable amendment fee during such [***], then Company’s rights under this Article 6 with respect to such Improvement shall expire.

6.7 Expiration of Additional Option. With respect to each WCM Invention, Joint Invention or WCM Results, as applicable, that is subject to Section 6.2, if Company: (a) does not activate its Option during the relevant Option Activation Period; (b) provides written notice to WCM, no less than [***] prior to the date on which any pending action needs to be taken to preserve the relevant WCM Patent Rights and/or Joint Patent Rights, that Company waives its Option in whole or in part; (c) activates its Option during the relevant Option Activation Period but does not exercise the Option during the Option Exercise Period; or (d) exercises its Option during the Option Exercise Period but the Parties fail to reach agreement on terms and conditions of a license agreement within the Negotiation Period, then Company’s rights under this Article 6 with respect to such WCM Invention, Joint Invention or WCM Results, as applicable, shall expire.

7. Patent Filing, Prosecution and Expenses.

7.1. Sole Inventions. Company shall be responsible, at its sole expense and discretion, for the preparation, filing, prosecution and maintenance of Company Patent Rights. Except to the extent provided in Sections 6.1 and 6.2, WCM shall be responsible, at its sole expense and discretion, for the preparation, filing, prosecution and maintenance of WCM Patent Rights.

7.2. Initial Reporting of Inventions. WC shall require that any WCM Team member who conceives or reduces to practice an Invention, solely or jointly with one or more WCM Team members and/or Company Team members, shall promptly report such Invention to WCM, and shall assign all of his or her right, title and interest therein to WCM. Additionally, Company shall require that any Company Team member who conceives or reduces to practice an Invention, solely or jointly with one or more Company Team members and/or WCM Team members, shall promptly report such Invention to Company, and shall assign all of his or her right, title and interest therein to Company.

7.3. Joint Inventions. Except to the extent provided in Sections 6.1 and 6.2, WCM shall be responsible, [***], for the preparation, filing, prosecution and maintenance of Joint Patent Rights; provided, however, that WCM may elect to waive such right on a case-by-case basis, in which case WCM shall notify Company promptly in writing and Company shall have the right, but not the obligation, to take responsibility for such Joint Patent Rights [***]. The responsible Party shall: (a) use independent patent counsel reasonably acceptable to the other Party and instruct such patent counsel to furnish the other Party with copies of all correspondence relating to Joint Patent Rights from all patent offices, as well as copies of all proposed responses to such correspondence in time for the other Party to review and comment on such responses; (b) give the other Party an opportunity to review the text of each patent application before filing; (c) consult with the other Party with respect to any material decisions regarding the Joint Patent Rights; (d) supply the other Party with a copy of the application as filed, together with notice of its filing date and serial number; and (e) keep the other Party advised of the status of actual and prospective patent filings. The responsible Party shall (i) give the other Party the opportunity to provide comments on and make requests of the responsible Party concerning the preparation, filing, prosecution and maintenance of Joint Patent Rights, and (ii) consider such comments and requests in good faith.

7.4. Patent Expenses for Joint Patent Rights. Company shall either pay directly or reimburse WCM for all documented, out-of-pocket expenses incurred by WCM pursuant to Section 7.3 within [***] after the date of each invoice from WCM therefor. If Company decides that Company does not wish to pay for the preparation, filing, prosecution or maintenance of Joint Patent Rights in a particular country (collectively, “Abandoned Joint Patent Rights”), then Company shall provide WCM with prompt written notice of such election. Upon WCM’s receipt of such notice, Company shall be released from its obligation to reimburse WCM for the expenses incurred thereafter as to such Abandoned Joint Patent Rights; provided, however, that expenses authorized prior to the receipt by WCM of such notice shall be deemed incurred prior to the notice. Company thereafter shall have the right to practice the subject matter of such Abandoned Joint Patent Rights for internal research purposes only, but Company’s rights under Sections 6.1, 6.2 and 7.3 with respect to such Abandoned Joint Patent Rights shall expire.

8. Confidential Information.

8.1. Disclosure Limitation. Pursuant to WCM policy, the WCM Principal Investigator is not supposed to receive information that is subject to confidentiality obligations if doing so would affect his or her ability to publish research results or the ability of other scholars to replicate the published results. Accordingly, Company agrees to disclose information Company deems confidential to the WCM Principal Investigator only if (a) Company first notifies the WCM Principal Investigator of the general nature of such information and (b) the WCM Principal Investigator, in his or her sole discretion, notifies Company that he or she wishes to accept the specified information, or a portion thereof. For clarity, the obligations set forth in Sections 8.2 and 9.2 shall only apply to Confidential Information of Company that have been accepted by the WCM Principal Investigator in accordance with this Section 8.1.

8.2. Mutual Obligations. Company and the WCM Principal Investigator each agree that, without the prior written consent of WCM (in the case of Company being the recipient) or Company (in the case of the WCM Principal Investigator being the recipient), in each case during the Term and for [***] thereafter, the recipient: (a) will not disclose Confidential Information that the recipient has received hereunder to any third party; (b) will not use Confidential Information that the recipient has received hereunder except for the purposes of conducting the Research and, in the case of Company, evaluating whether to exercise any Options under Article 6; and (c) will comply with Sections 4.3 and 5.3. Company and the WCM Principal Investigator each shall treat Confidential Information that the recipient has received hereunder with the same degree of confidentiality as the recipient treats the recipient’s own confidential and proprietary information, but in all events no less than a reasonable degree of confidentiality. Company and the WCM Principal Investigator each may disclose Confidential Information that the recipient has received hereunder only to members of the Company Team or WCM Team, respectively, who have a need to know such information for the purposes specified above and who agree to protect such Confidential Information in accordance with the terms set forth in this Agreement. Furthermore, Company may disclose Confidential Information of WCM to Company’s investors, sublicensees and acquirors under prior written non-disclosure agreements no less stringent than the terms of this Agreement.

9. Publications.

9.1. Prior Review. The Parties anticipate that WCM and Company may publish the Results jointly. Nonetheless, each Party reserves the right to publish its Results independently. WCM shall provide Company with a copy of any manuscript disclosing Results at least [***] prior to submission for publication for the purpose of enabling Company to review the manuscript for potentially patentable Inventions with respect to which Company wishes to exercise its Option rights under Article 6 and/or for Confidential Information of Company disclosed to the WCM Principal Investigator in accordance with Article 8. Company shall provide WCM with a copy of any manuscript disclosing Results at least [***] prior to submission for publication for the purpose of enabling WCM to review the manuscript for potentially patentable Joint Inventions with respect to which WCM would like to file a patent application and/or for Confidential Information of WCM.

9.2. Modifications. The Party wishing to publish shall delete from its manuscript, prior to submission thereof, all Confidential Information of the other Party that the other Party identifies and requests the Party wishing to publish to delete within the [***] period specified in Section 9.1. In addition, each Party shall make samples of its Materials (including any jointly developed Materials) disclosed in the publication available upon request (supplies permitting) to scientists at non-profit institutions, provided, however, that the recipient scientist agrees in writing that such Materials (a) will be used for research in the recipient scientist’s laboratory only, (b) will not be used for any commercial purpose, (c) will not be used for work on human subjects and (d) will not be distributed to other laboratories. The Parties shall abide by the policies of journals in which publications will appear as to such matters as the public release or availability of data or Materials relating to the publication. Proper acknowledgment will be made for the contributions of each Party to the Results being published.

9.3. Delay. If, during the [***] period specified in Section 9.1, Company notifies WCM that a manuscript reveals a potentially patentable Invention for which Company wishes to exercise an Option pursuant to Article 6, or WCM notifies Company that a manuscript reveals a potentially patentable Joint Invention with respect to which WCM would like to file a patent application, then the Party wishing to publish shall delay publication for the purpose of enabling a patent application to be filed in accordance with Article 7 until the earliest to occur of: (a) a patent application has been filed with respect to such Invention; (b) WCM’s BioPharma Alliances and Research Collaborations office, CTL and/or Company have determined that the relevant Invention is not patentable; or (c) [***] have elapsed from the date of notification under this Section 9.3.

10. Term and Termination.

10.1. Term. This Agreement shall commence on the Effective Date and shall remain in effect for a period of three (3) years (the “Term”), unless earlier terminated in accordance with the provisions of this Article 10.

10.2. Loss of WCM Principal Investigator. In the event that the WCM Principal Investigator ceases to supervise the Research and WCM declines or is unable to find a substitute acceptable to Company as provided in Section 2.2, Company may terminate this Agreement in accordance with Section 2.2.

10.3. Termination for Default. In the event that either Party commits a material breach of its obligations under this Agreement and fails to cure that breach within [***] after receiving a written demand to cure from the non-breaching Party, the non-breaching Party may terminate this Agreement immediately upon written notice of termination to the breaching Party.

10.4. Force Majeure. Except with respect to the financial payment obligations of a Party set forth herein, neither Party will be responsible for delays resulting from causes beyond its reasonable control, including, without limitation, fire, explosion, flood, war, strike or riot; provided, however, that the non-performing Party uses commercially reasonable efforts to avoid or remove such causes of non-performance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

10.5. Survival. The following provisions, as well as any rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement, shall survive the expiration or termination of this Agreement: Articles 8, 10, 11, 13 and 14 and Sections 4.1, 4.2, 4.3, 5.2, 5.3, 7.3, 7.4 and 12.2, all in accordance with their respective terms. In addition, the provisions of Article 6 shall survive termination of this Agreement as necessary to effectuate the rights of Company, unless WCM has terminated this Agreement because of a material breach by Company.

10.6. Effect of Termination. Upon termination of this Agreement other than by WCM due to Company’s breach, Company shall pay WCM the entire amount of any financial commitments incurred or committed to by WCM prior to termination in connection with the Research that cannot be canceled. In the event of termination by WCM due to Company’s breach, Company’s obligation to fund the Research under Article 3 shall survive termination. Upon termination or expiration of this Agreement, WCM shall retain title to all equipment or material purchased or fabricated by the WCM Team with funds provided by Company.

10.7. Return of Confidential Information. Within [***] of the expiration or termination of this Agreement for any reason, each receiving Party shall and shall cause its employees and agents (including the WCM Principal Investigator or the Company Team, as the case may be) to return to the disclosing Party or destroy (and certify destruction of) any and all Confidential Information of the disclosing Party to which the receiving Party does not have a continuing license or right of use hereunder (except that one copy of such information may be retained by the receiving Party in its confidential files for purposes of monitoring and establishing compliance with its obligations hereunder).

11. Warranty Disclaimer. NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION: RESULTS; INVENTIONS; ANY GUARANTEE OF SUCCESS IN ACHIEVING ANY DESIRED RESULT FROM THE RESEARCH; THE PERFORMANCE, CONDITION, ORIGINALITY OR ACCURACY OF THE RESEARCH; THE AVAILABILITY OF LEGAL PROTECTION FOR RESULTS OR INVENTIONS; OR THE VALIDITY OR ENFORCEABILITY OF ANY PATENT RIGHTS OR MATERIALS. NEITHER PARTY MAKES ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE FOR ANY RESULTS OR INVENTIONS, OR THAT THE USE OF THE RESULTS OR INVENTIONS WILL NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY.

12. Indemnification and Insurance.

12.1. Responsibilities. Each Party shall be responsible for its own acts to conduct the Research, its use of Results and Inventions, and its use, storage and disposal of any Materials.

12.2 Indemnification. Company shall indemnify, defend and hold harmless WCM and its current and former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns from and against any claim, liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of litigation) based upon, arising out of, or otherwise relating to Company’s use of Results, Inventions or Materials, including, without limitation, any cause of action relating to product liability, except to the extent caused by the gross negligence or willful misconduct of WCM.

12.3 Insurance. Company shall maintain, throughout the Term, sufficient commercial general liability insurance (including coverage for products liability) to fully perform its responsibilities hereunder, and such coverage shall be in an amount not less than [***] per occurrence, and not less than [***] in annual aggregate. The policies of insurance will be issued by an insurance carrier with [***] and will name Cornell University as an additional insured with respect to Company’s performance under this Agreement. Company will provide WCM with insurance certificates evidencing the required coverage within [***] after the Effective Date and the commencement of each policy period and any renewal periods. Each certificate will provide that the insurance carrier will notify WCM in writing at least [***] prior to the cancellation or material change in coverage.

13. Limitation of Liability. EXCEPT WITH RESPECT TO COMPANY’S INDEMNIFICATION OBLIGATION UNDER SECTION 12.2, NEITHER PARTY WILL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR: (A) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS; OR (B) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES. WCM’S AGGREGATE LIABILITY FOR ALL DAMAGES OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ITS SUBJECT MATTER SHALL NOT EXCEED THE AMOUNTS PAID BY COMPANY TO WCM UNDER THIS AGREEMENT.

14. Miscellaneous.

14.1. Use of Names. Except as provided below, Company shall not, and shall ensure that its affiliates shall not, use or register the name “WCM ” or “Weill Cornell” (alone or as part of another name) or any logos, seals, insignia or other words, names, symbols or devices that identify Cornell University, Weill Cornell Medical College, or any other Cornell University school, unit, division or affiliate (collectively, “Cornell University Names”) for any purpose except with the prior written approval of, and in accordance with restrictions required by, WCM. Without limiting the foregoing, Company shall, and shall ensure that its affiliates shall, cease all use of Cornell University Names on the termination or expiration of this Agreement except as otherwise approved by WCM in writing. This restriction shall not apply to any information required by law to be disclosed to any governmental entity. In addition, the Parties may acknowledge Company’s support for the investigations being pursued under this Agreement. In any such statement, the relationship of the Parties shall be accurately and appropriately described. If, notwithstanding this prohibition, Company or any of its affiliates registers any Cornell University Name as a trademark, service mark, domain name, trade name, business or company name or otherwise anywhere in the world, then, in addition to any other remedies WCM may have, WCM shall have the right to compel Company or such affiliate to assign its rights in such registration to WCM and Company shall take such steps as may be necessary to transfer record ownership of such registration to WCM, at Company’s cost.

14.2. Research Partially Funded by Grants. To the extent that any Invention has been partially funded by the federal government (including any of its agencies), this Agreement and the grant of any rights in such Invention is subject to and governed by federal law, such as the provisions of 35 USC §§ 200-212 and all associated implementing regulations, as well as the terms and conditions of any federal grant. To the extent that any Invention has been partially funded by a non-profit organization or state or local agency, this Agreement and the grant of any rights in such Invention is subject to and governed by the terms and conditions of the applicable research grant.

14.3 Independent Contractors. Company will not have the right to direct or control the activities of WCM or the WCM Principal Investigator in conducting the Research. WCM and Company shall act hereunder only as independent contractors, and nothing herein contained shall be construed to be inconsistent with that relationship or status. Both Parties agree that neither shall have power or right to bind or obligate the other, nor shall either hold itself out as having such authority.

14.4 Notices. Any notices to be given hereunder shall be sufficient if signed by the Party giving same and delivered in one of the following manners: (a) hand delivery; (b) certified mail, return receipt requested; or (c) overnight delivery via a nationally recognized courier service, in any event to the following addresses:

If to Company (invoices only):                             If to Company (other notices):

[***]

If to WCM:

[***]

By such notice, either Party may change its address for future notices. Notices mailed shall be deemed given on the date postmarked on the envelope. Notices sent by overnight delivery shall be deemed given on the date received by the courier, as indicated on the shipping manifest or waybill.

14.5. Modifications and Waivers. No modification or waiver of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and executed by duly authorized representatives of both Parties. A failure by a Party to assert its rights under, including upon any breach or default of, this Agreement shall not be deemed a waiver of such rights. No such failure or waiver in writing by either Party with respect to any rights shall extend to or affect any subsequent breach or impair any right consequent thereon.

14.6. Governing Law and Venue. This Agreement will be governed by, and construed in accordance with, the substantive laws of the State of New York, without giving effect to any choice or conflict of law provision, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. Any action, suit or other proceeding arising under or relating to this Agreement (each, a “Suit”) shall be brought in a court of competent jurisdiction in the State of New York, and the Parties hereby consent to the sole jurisdiction of the state and federal courts sitting in New York County of the State of New York. Each Party agrees not to raise any objection at any time to the laying or maintaining of the venue of any Suit in any of the specified courts, irrevocably waives any claim that Suit has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to any Suit, that such court does not have any jurisdiction over such Party.

14.7. Disputes. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 14.7 if and when a dispute arises under this Agreement. The establishment of these procedures shall not be used to override any right specifically given to a Party to take action or have final decision-making authority on any issue. If the Parties are unable to resolve such dispute within [***] after one Party notifies the other Party in writing of the existence and nature of such dispute, either Party may, by written notice to the other, request that such dispute be referred to their respective offices/management for attempted resolution by good faith negotiations within [***] after such notice is received. If the Parties are unable to resolve such dispute within [***] after the dispute has been referred to such officers/management for attempted resolution, either Party may, by written notice to the other, request that such dispute be referred to their respective senior executive/dean for attempted resolution by good faith negotiations within [***] after such notice is received. If such senior executive/dean is not able to resolve the dispute as specified above, at any time after such second [***] period, either Party may pursue relief in accordance with Section 14.6.

14.8. Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of this Agreement shall not be affected.

14.9. No Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties hereto; provided, however, that neither Party may assign any of its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other Party.

14.10. Entire Agreement. This Agreement is the sole agreement between the Parties with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties with respect to the same including, in particular, the Mutual Confidential Disclosure Agreement between WCM and Company entered into on or before the Effective Date Date. The Parties acknowledge, however, that the License Agreements will survive the execution of this Agreement.

14.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative as of the Effective Date.

Cornell University, for and on behalf of

its Joan and Sanford I. Weill Medical College

By:  /s/ Larry Schlossman

Name: Larry Schlossman

Title: Managing Director, BioPharma Alliances and Research Collaborations

Date: 02/02/2021

LEXEO Therapeutics, Inc. By: /s/ R. Nolan Townsend Name: R. Nolan Townsend Title: Chief Executive Officer Date: 02/02/2021

I, the undersigned, hereby confirm that I have read the Agreement, that its contents are acceptable to me and that I will act in accordance with its terms, including the provisions of Articles 8 and 9.

/s/ Ronald G. Crystal	02/02/2021
Dr. Ronald G. Crystal	Date

List of Exhibits

Exhibit A –Research Plan

Exhibit B – Budget for the Research Plan

Exhibit A

[***]

Exhibit B

[***]

AMENDMENT NO. 1 TO

RESEARCH COLLABORATION AGREEMENT

THIS AMENDMENT NO. 1 TO RESEARCH COLLABORATION AGREEMENT (“Amendment 1”) is made as of February 1, 2022 (“Amendment 1 Effective Date”) by and between Cornell University, for and on behalf of its Joan & Sanford I. Weill Medical College, a New York education corporation with offices at 1300 York Avenue, New York, NY 10065 (“Cornell”), and LEXEO Therapeutics, Inc., a Delaware corporation, having an office at 430 East 29th Street, 14th Floor, New York, NY 10016 (“LEXEO”). Undefined capitalized terms used in this Amendment 1 will have the same meaning set forth in the Collaborative Research Agreement (defined below).

WHEREAS, LEXEO and Cornell entered into a Research Collaboration Agreement made effective as of February 2, 2021 (the “Collaborative Research Agreement”) pursuant to which Cornell will conduct the Research; and

NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth in this Amendment 1, the parties agree to amend the Collaborative Research Agreement as follows:

1.

The Research Plan attached as Exhibit A to the Collaborative Research Agreement (“Exhibit A”) is deleted in its entirety and replaced with the new Exhibit A attached as Attachment 1 to this Amendment 1. For avoidance of doubt, the parties are not moving forward with the research projects under the previous Exhibit A entitled [***]

2.

The Budget attached as Exhibit B to the Collaborative Research Agreement (“Exhibit B”) is updated to include the increased budget to cover Research to be performed the calendar year 2022 as set out in Attachment 2 attached to this Amendment 1, a summary of such increase is as follows:[

[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
		[***]	[***]	[***]

[***]

By mutual agreement, to get in sync with the calendar year budgeting, year 02 of the Collaborative Research Agreement will start 02-02-2022 and end 02-1-2023 so yr02Q1 will be 02-02-2022 to 04-30-2022.

3.

Except as specifically set forth in this Amendment 1, the Collaborative Research Agreement remains unchanged and in full force and effect. In the event of any conflict between the Collaborative Research Agreement and this Amendment 1, the terms of this Amendment 1 shall govern and control.

4.

This Amendment 1 may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A facsimile or portable document format (“.pdf”) copy of this Amendment 1 will be deemed an original and will be valid and binding, and, upon delivery, shall constitute due execution of this Amendment 1.

[Signature page follows]

IN WITNESS WHEREOF, each party has caused this Amendment 1 to be executed by its duly authorized representative as of the Amendment 1 Effective Date.

CORNELL UNIVERSITY, for and on behalf of its Joan and Sanford I. Weill Medical College		LEXEO THERAPEUTICS, INC.

By:	/s/ Larry Schlossman	By:	/s/ R. Nolan Townsend
Name:	Larry Schlossman	Name:	R. Nolan Townsend
Title: Managing Director BioPharmaAlliances		Title:	Chief Executive Officer
and Research Collaborations

Date:	April 12, 2022	Date:	4/26/2022

Read and Acknowledged

I, the undersigned, hereby confirm that I have read this Amendment 1, that its contents are acceptable to me and that I will act in accordance with its terms.

/s/ Ronald G. Crystal	Date:	4/29/2022
Dr. Ronald G. Crystal

Attachment 1 to Amendment 1

Exhibit A – Research Plan

[***]

Attachment 2 to Amendment 1

Budget for 2022

[***]